UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2006

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8100 Mitchell Road, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

The Company has received requests for supplemental computations in connection with an analysis of Proposal Three: Amendment and Restatement of 1997 Omnibus Stock Plan, which is to be voted upon at the Company's Annual Stockholders' Meeting held on Thursday, May 18, 2006. In connection with those requests, the Company will provide certain computations with respect to outstanding restricted stock awards and stock options as follows.

*        As of April 30, 2006, outstanding restricted stock awards for 2,632,172 shares of common stock have not vested in accordance with the terms of the awards.

*        As of April 30, 2006, there are 5,758,864 options outstanding with a weighted average exercise price of $12.99 and a weighted average remaining life of 5.0 years.

These numbers represent the total of all outstanding equity awards granted under the Company's 1997 Omnibus Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: May 11, 2006	By:	/s/ Chad Lindbloom
Chad Lindbloom
Vice President and Chief Financial Officer